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                                                                    EXHIBIT 99.2

                              FORTE SOFTWARE, INC.
PROXY
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                        SPECIAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of Forte Software, Inc., a Delaware corporation ("Forte"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement-Prospectus, each dated September 15, 1999, and hereby appoints Mr. Bob L. Corey with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Forte to be held Tuesday, October 19, 1999 at 10:00 a.m., local time, at the Lakeview Club, 300 Lakeside Drive, 28(th) Floor, Oakland, California 94612 (the "Forte Special Meeting") and at any adjournments or postponements thereof, and to vote shares of the Forte common stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side hereof.

     THE FORTE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1 TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF REORGANIZATION, DATED AS OF AUGUST 23, 1999 (THE "MERGER AGREEMENT"), BY AND AMONG SUN MICROSYSTEMS, INC., FLINTSTONE ACQUISITION CORP. AND FORTE, AND THE TRANSACTIONS CONTEMPLATED UNDER THE MERGER AGREEMENT PURSUANT TO WHICH FORTE WILL MERGE WITH AND BECOME A WHOLLY-OWNED SUBSIDIARY OF SUN.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED.

[X]  Please mark votes as in this example.

     THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSAL LISTED, AND, AS SAID PROXY DEEMS ADVISABLE, ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING (INCLUDING, WITHOUT LIMITATION, FOR PURPOSES OF SOLICITING ADDITIONAL VOTES TO APPROVE THE MERGER AGREEMENT).

1. To approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger.
               FOR  [ ]      AGAINST  [ ]      ABSTAIN  [ ]

2. Upon such other business as may properly come before the Forte Special Meeting or any adjournments or postponements thereof, as determined by a majority of Forte's board of directors.

                                          MARK HERE FOR ADDRESS CHANGE AND NOTE
                                          AT LEFT  [ ]

                                          PLEASE DATE AND SIGN EXACTLY AS NAME
                                          APPEARS ON SHARE CERTIFICATE.

                                          The undersigned stockholder may revoke
                                          this proxy at any time before it is
                                          voted by filing with the Secretary of
                                          Forte, either an instrument revoking
                                          the proxy or a duly executed proxy
                                          bearing a later date, or by attending
                                          the Forte Special Meeting filing a
                                          written notice of revocation with the
                                          Secretary of Forte and voting in
                                          person.

                                          Each executor, administrator, trustee,
                                          guardian, attorney-in-fact and other
                                          fiduciary should sign and indicate his
                                          or her full title. When shares have
                                          been issued in the name of two or more
                                          persons, all should sign. If a
                                          corporation, please sign in corporate
                                          name by President or other authorized
                                          officer. If a partnership, please sign
                                          in partnership name by authorized
                                          person.

Signature:  Date: ____________ Signature:  Date: ____________